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                                                                      EXHIBIT 15

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                                                              PRICEWATERHOUSECOOPERS
                                                              KINTYRE HOUSE
                                                              209 WEST GEORGE STREET
                                                              GLASGOW G2 2L W
                                                              TELEPHONE +44 (D) 141 248 2644
                                                              FACSIMILE +44 (D) 141 242 7481
                                                              DIRECT FAX +44 (D) 141 242 7482
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Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549
USA

December 1, 1999

Commissioners:

We are aware that our report dated November 3, 1999 on our review of interim financial information of Scottish Power plc (the "Company") as of and for the period ended September 30, 1999 and included in the Company's interim report on Form 6-K for the six months then ended is incorporated by reference in its Registration Statement dated December 1, 1999.

Very truly yours,

/s/ PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS IS THE SUCCESSOR PARTNERSHIP TO THE UK FIRMS OF PRICE WATERHOUSE AND COOPERS & LYBRAND. THE PRINCIPAL PLACE OF BUSINESS OF PRICEWATERHOUSECOOPERS AND ITS ASSOCIATE PARTNERSHIPS, AND OF COOPERS & LYBRAND, IS 1 EMBANKMENT PLACE, LONDON WC2N 6NN. THE PRINCIPAL PLACE OF BUSINESS OF PRICE WATERHOUSE IS SOUTHWARK TOWERS, 92 LONDON BRIDGE STREET, LONDON SEI 98Y. LISTS OF THE PARTNERS' NAMES ARE AVAILABLE FOR INSPECTION AT THESE PLACES.

ALL PARTNERS IN THE ASSOCIATE PARTNERSHIPS ARE AUTHORIZED TO CONDUCT BUSINESS AS AGENTS OF, AND ALL CONTRACTS FOR SERVICES TO CLIENTS ARE WITH,
PRICEWATERHOUSECOOPERS. PRICEWATERHOUSECOOPERS IS AUTHORIZED BY THE INSTITUTE OF CHARTERED ACCOUNTANTS IN ENGLAND AND WALES TO CARRY ON INVESTMENT BUSINESS.